Exhibit 23.1

Consent of Rothstein Kass

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 11, 2008 (except for Notes 1 and 5, as to which the date is February 22, 2008), relating to the financial statements of United Services Management Corporation and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

February 27, 2008